Exhibit 23-d

CONSENT OF COUNSEL

We hereby consent to the reference to this firm and to the inclusion of our opinion with respect to compliance of the Rockwell Automation 1165(e) Plan with Section 1022(i)(l) of the Employee Retirement Income Security Act of 1974 (“ERISA”) in the Prospectuses related to this Registration Statement on Form S-8 filed by Rockwell Automation, Inc. in respect of the Rockwell Automation 1165(e) Plan.

/s/ Jose E. Villamarzo Santiago
GOLDMAN, ANTONETTI & CORDOVA, LLC

Hato Rey, Puerto Rico 00918
June 17, 2015